UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2004

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	1-892	34-0252680
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Signatures

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     On December 27, 2004, Goodrich Corporation (“Goodrich”) entered into a settlement agreement with Northrop Grumman Space & Mission Systems Corp. (“Northrop Grumman”), as successor by merger to TRW Inc. (“TRW”). The settlement agreement amends certain provisions of the Master Agreement of Purchase and Sale, dated as of June 18, 2002, as amended, between Goodrich and TRW (the “Master Agreement”), pursuant to which Goodrich acquired TRW’s Aeronautical Systems businesses. Goodrich filed the Master Agreement as exhibit 2(B) to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 and Amendment No. 1 to the Master Agreement, dated as of October 1, 2002, between Goodrich and TRW as exhibit 2.2 to its Current Report on Form 8-K filed on October 16, 2002.

     Under the terms of the settlement agreement, Northrop Grumman has paid to Goodrich the sum of $99 million (which includes $10 million previously deposited by Northrop Grumman with Goodrich in the second quarter of 2004) to settle certain claims that have been made by Goodrich against Northrop Grumman under the Master Agreement relating to customer warranty and other contract claims for products designed, manufactured or sold by TRW prior to the acquisition, as well as certain other miscellaneous claims. Under the terms of the settlement agreement, except as described below, Goodrich has, among other things:

•	assumed certain liabilities associated with future customer warranty and other contract claims for products designed, manufactured or sold by TRW prior to the acquisition;

•	released Northrop Grumman from any additional claims that may be made by Goodrich against Northrop Grumman relating to such liabilities; and

•	released Northrop Grumman from certain claims for damages arising in connection with a breach by TRW of its representations, warranties and pre-acquisition covenants under the Master Agreement.

     The settlement agreement does not release Northrop Grumman from any claims that Goodrich may have against Northrop Grumman relating to the A380 actuation systems development program and certain other liabilities retained by TRW under the Master Agreement.

     Goodrich will record a liability for the estimated undiscounted future liabilities that have been assumed by Goodrich pursuant to the settlement agreement. To the extent that these estimated liabilities plus Goodrich’s existing receivables from Northrop Grumman for these matters exceed the settlement amount, Goodrich will record a charge to earnings. Goodrich currently expects to record a pre tax charge of approximately $20 - $30 million (at current exchange rates), or $0.11 - $0.17 per fully diluted share, in the fourth quarter of 2004. The exact amount of the charge is currently under review by management and will be finalized prior to reporting fourth quarter and full year 2004 results in early 2005.

     The expected charge and potential expenses relating to use of proceeds are not included in Goodrich’s current outlook for fully diluted 2004 earnings per share. In addition, neither the receipt nor the possible use of settlement proceeds is included in Goodrich’s current outlook for 2004 cash flow from operations. The impact of the settlement should be taken into account by investors in evaluating Goodrich’s 2004 outlook. Based on current expectations, the outlook for 2005, as outlined in Goodrich’s November 15, 2004 press release and investor presentation, remains unchanged for sales, earnings and cash flow from operations.

Forward-looking Statements

     Certain statements made in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding Goodrich’s future plans, objectives and expected performance. Specifically, statements that are not historical facts, including statements accompanied by words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” or “plan,” are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. Goodrich cautions readers that any such forward-looking statements are based on assumptions that Goodrich believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially.

     Important factors that could cause actual results to differ include, but are not limited to:

•	the extent to which Goodrich is successful in integrating Aeronautical Systems in a manner and a timeframe that achieves expected cost savings and operating synergies;

•	the actual amount of future liabilities assumed by Goodrich pursuant to the partial settlement with Northrop Grumman related to the purchase of Aeronautical Systems;

•	the possibility of additional contractual disputes with Northrop Grumman related to the purchase of Aeronautical Systems;

•	the nature, extent and timing of Goodrich’s proposed restructuring and consolidation actions and the extent to which Goodrich is able to achieve savings from these actions;

•	the possibility of additional restructuring and consolidation actions beyond those previously announced by Goodrich;

•	demand for and market acceptance of new and existing products, such as the Airbus A380, the Boeing 7E7, the Joint Strike Fighter, the Embraer 190 and the Boeing 717;

•	Goodrich’s ability to extend its contracts with Boeing relating to the 7E7 beyond the initial contract period;

•	the health of the commercial aerospace industry, including the impact of bankruptcies in the airline industry;

•	global demand for aircraft spare parts and aftermarket services;

•	threats and events associated with and efforts to combat terrorism, including the current situation in Iraq;

•	the impact of Severe Acute Respiratory Syndrome (SARS) or other airborne respiratory illnesses on global travel;

•	potential cancellation of orders by customers;

•	successful development of products and advanced technologies;

•	the extent to which expenses relating to employee and retiree medical and pension benefits continue to rise;

•	competitive product and pricing pressures;

•	the payment of premiums by Goodrich in connection with the early retirement of debt;

•	the resolution of tax litigation involving Coltec Industries Inc and Rohr, Inc.;

•	Goodrich’s ability to recover from third parties under contractual rights of indemnification for environmental and other claims arising out of the divestiture of the company’s tire, vinyl and other businesses;

•	possible assertion of claims against Goodrich on the theory that it, as the former corporate parent of Coltec Industries Inc, bears some responsibility for the asbestos-related liabilities of Coltec and its subsidiaries, or that Coltec’s dividend of its aerospace business to Goodrich prior to the EnPro spin-off was made at a time when Coltec was insolvent or caused Coltec to become insolvent;

•	the effect of changes in accounting policies;

•	domestic and foreign government spending, budgetary and trade policies;

•	economic and political changes in international markets where Goodrich competes, such as changes in currency exchange rates, inflation, deflation, recession and other external factors over which Goodrich has no control; and

•	the outcome of contingencies (including completion of acquisitions, divestitures, litigation and environmental remediation efforts).

     Goodrich cautions readers not to place undue reliance on the forward-looking statements contained in this report, which speak only as of the date on which such statements were made. Goodrich undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)
Date: December 28, 2004	By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Assistant Secretary